Exhibit 6.14

BLUEBIRD - TERM SHEET

September 5, 2019

Summary: The purpose of this document is to outline an agreement between the parties described hereinafter, which specifies the construction of a steel building on the BLUEBIRD site and the construction financing agreement between parties.

The parties to this agreement are Charles Palmer, hereinafter referred to as (CP) and representing the capital ownership interest of the subject property. Ryan Bishop, and Mathew Mastrangelo, hereinafter referred to as (PV) representing the capital ownership interest of Puraverde LLC, the buyer. Both parties jointly thereafter referred to (CPPV).

General summary of opportunity: PV has executed a purchase agreement with CP to purchase the Bluebird property. PV is going to be steel frame building 175’ x 55’ footprint. This building will house grow rooms for Marijuana and a commercial kitchen and packaging area. CP will loan PV $600,000 USD under the following conditions below.

The General terms of the Capital Investment Plan are as follows:

•	Property included in the sale: Attached hereto is Exhibit A which shows the complete property in its entirety. CP is currently subdividing the property in half (per the plat in exhibit A). The purpose of the division is to isolate half the property for PV’s business and remove the overlaying PUD designation and return the property to a simple Light Industrial (I.L) zoning classification. The other half of the property will remain as an exterior RV storage site. The designs for the new building, which is the focus of this agreement is attached hereto as EXHIBIT B.

•	Construction principle loan amount: $600,000 USD

•	Interest Rate: A lump sum of $7,500 will be added to the balance and considered the fixed interest payment.

•	Terms of loan:

o	Start Date: Start date is effective the date of this agreement. September 5, 2019.

o	Estimated construction timeframe: Completion date January 1, 2020.

o	Loan Terms: This will be attached to the existing owner financing that has been agreed to in a previous contract attached hereto as exhibit C. The land and structures will be used as collateral.

•	Loan Terms:

o	TERM: 60-month loan. Starting on Sept 1, 2019, and ending on Sept 1, 2024.

o	INTEREST RATE: 6%

o	Amortization rate: Payment based on a 20-year loan (amortization chart attached hereto as Exhibit B.

o	Balloon due at end of period.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year above written.

For and on behalf of PV:

RYAN J. BISHOP	MATTHEW MASTRANGELO

For and on behalf of CP:

CHARLES PALMER

EXHIBIT A

SURVEY AND LOT SPLIT PLAN

Exhibit "A"

E. Washington St.
79.78'
N01°21'14"W
127.58'
S 01°21'14"E
206.48'
S 83°40'52"E
17.5' Utility Easement (By PLCS-414B)
10' Utility Easement
50' Building Line (By PLCS-414B)
205'
S 01°21'41"E
417.74'
AREA
OF
PARTIAL
ABROGATION
Lot 1, Block 1, "Safeco First"
N 01°21'41"W - 743.22'
17.5' Utility Easement (By PLCS-414B)
20' Overland Drainage and Utility Easement (By PLCS-414B)
UNPLATTED
S 88°38'19"W
54.63'
UNPLATTED
"Point of Beginning"
150'
S 01°21'41"E
364.19'
Overland Drainage Easement
(By PLCS-414B)
17.5' Utility Easement (By PLCS-414B)
N 67°30'58"W
164.00'
Location Map
R-15-E
EAST WASHINGTON STREET
SOUTH 305TH EAST AVENUE
SOUTH 313TH EAST AVENUE
EAST NEW ORLEANS STREET
Section 20
Wagoner County
T
18
N
NORTH

AREA OF PARTIAL ABROGATION
PART OF LOT 1, BLOCK 1, "BLUEBIRD GARDEN CENTER"

tep

Tulsa Engineering & Planning Associates, Inc.
9820 East 41st Street, Suite 102 Tulsa, OK 74146
Phone: 918-252-9621 Fax: 918-250-4566
Civil Engineering • Land Surveying • Land Planning
Certificate of Authorization No. CA 351 PE/LS Renewal Date June 30, 2019

Job No: 19-004.00
Scale: 1" = 100'
Date: 03/15/2019

SHEET 1 OF 2

EXHIBIT B

WALL TYPES
INTERIOR WALL
EXTERIOR WALL
INTERIOR WALL - FURROUT
LOCK SETS
NOTES
DOOR ELEVATIONS
FIRST FLOOR PLAN

A1.0

BLUEBIRD

4201 E Washington St

BROKEN ARROW, OK

Burris Architecture

PRELIMINARY

NOT FOR CONSTRUCTION

EXHIBIT C

Previous Loan Agreement

only period. PV is required to pay a minimum of $2500 a month towards the deferred interest per month from August 1, 2019 – March 1, 2020. The total balance of deferred interest is due an payable on or before March 1, 2020.

- **All rents that originated from the rentals of the RV units will continue to be collected through the Aspen Management system. These rents will be credited to PV's interest payments each month.**

- **PV will be responsible to reimburse Aspen Management company the following items:**

    - Property taxes
    - Insurance
    - Utilities
    - All maintenance from January 15, 2019, the date of purchase.

- **Loan Terms:**
    - TERM: 60-month loan. Starting on March 1, 2019, and ending on March 1, 2024.
    - INTEREST RATE: 6%
    - Amortization rate: Payment based on a 20 year loan (amortization chart attached hereto as Exhibit B.
    - Balloon due at end of period.

For and on behalf of **PV**:

RYAN J. BISHOP **MATTHEW MASTRANGELO**

For and on behalf of **CP:**

CHARLES PALMER